EXHIBIT 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 22, 1996 incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 1995, into the following previously filed Registration Statements:

                1.  Form S-3                File Number 2-37010
                2.  Form S-3                File Number 33-31148
                3.  Form S-8                File Number 2-67125
                4.  Form S-8                File Number 2-76755
                5.  Form S-8                File Number 2-90255
                6.  Form S-8                File Number 33-34043
                7.  Form S-3                File Number 33-40309
                8.  Form S-8                File Number 33-45952
                9.  Form S-8                File Number 33-45953
               10.  Form S-3                File Number 33-63996
               11.  Form S-3                File Number 33-50553 and 33-50553-01




                                                           (ARTHUR ANDERSEN LLP)
                                                            ARTHUR ANDERSEN LLP





New York, N.Y.
March 28, 1996